                                                                     Exhibit (j)


                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the references to our firm under the captions "Financial Highlights" and "Independent Auditors" in the Prospectuses and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information, both included in Post-Effective Amendment Number 4 to the Registration Statement (Form N-1A, No. 333-19297) of Levco Equity Value Fund and to the use of our report dated February 18, 2000, incorporated by reference therein.


                                             /s/ Ernst & Young LLP
                                             ------------------------------
                                             ERNST & YOUNG LLP

Cincinnati, Ohio
April 25, 2000